EXHIBIT 10.21

USG CORPORATION

Annual Base Salaries

of

Current Named Executive Officers

(effective March 1, 2012)

NAMED EXECUTIVE OFFICER	TITLE	ANNUAL BASE SALARY

James S. Metcalf	Chairman, President and Chief Executive Officer	$875,000

Richard H. Fleming	Executive Vice President and Chief Financial Officer	530,000

Stanley L. Ferguson	Executive Vice President and General Counsel	443,000

Christopher R. Griffin	Executive Vice President – Operations	400,000

Brian J. Cook	Senior Vice President, Human Resources	345,000